UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2007

Paladin Holdings, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	00-50059	94-3371514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2344 Woodridge Avenue, Kingsport, Tennessee 37664

(Address of principal executive offices)

(423) 247-9560

(Registrant’s telephone number, including area code)

Bad Toys Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

The information furnished on Exhibit 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Paladin Holdings, Inc. owns a 25% interest in Southland Health Services, Inc. On October 4, 2007, Emergystat of Sulligent, Inc., a wholly-owned subsidiary of the Southland Health Services, Inc. filed a voluntary petition under Chapter 11 of the US Bankruptcy Code in the US Bankruptcy Court for the Eastern District of Tennessee, Greeneville Division, Case No. 07-51394. Emergystat is managing its affairs as a debtor in possession. At the request of General Electric Capital Corporation (“General Electric”), the court today has ordered Emergystat of Sulligent, Inc. (“Sulligent”), a wholly owned subsidiary of Southland Health Services, Inc., (“Southland”), operator of ambulance and emergency medical services in certain Alabama counties, not to use its funds to pay the expenses for required functions supplied by its parent company, Southland Health Services, Inc., virtually crippling Sulligent’s ability to operate and requiring that Sulligent operate outside the prescribed legal requirements by the state.

The denied functions include call taking and emergency medical dispatch, proper collection of fees for transportation services, planning and oversight of the proper method of handling drugs and hazardous waste, properly maintaining the vehicles for both licensing and service, certain Human Resource services insuring personnel meet all certifications and other specific requirements, and maintaining required insurance levels which are vital to the continuing operation of Sulligent as well as being mandated by both the Statutory Authority Code of Alabama section 420-2-1-.03 “Ground Ambulances” specifically subsections (6), (10), (13), (14), (16), and (17) as well as OSHA 29CFR parts 1904 and 1952. In addition to these specific functions, Sulligent was denied the right to pay for general accounting and other normal administrative services. General Electric also asked the court to require Sulligent to make payments in excess of the required statutory obligation (IRS Code) to the Internal Revenue Service in the amount of $25,000 a week as a condition to access to any of its operating cash to pay only basic direct cost such as paramedic wages. General Electric refused Sulligent’s request to pay Southland for the State mandated services.

Sulligent has advised the court that it cannot operate its business under the restrictions demanded by General Electric. Sulligent is reviewing the court order and exploring all options available to it. In order to ensure no disruption in service in the areas in which Sulligent provides EMS services, Extended Emergency Medical Services (“EMS”), a wholly owned subsidiary of Southland, has offered to provide services on a temporary basis in those counties. Each county has the option to accept this temporary arrangement until such time they can evaluate their permanent EMS solution. Southland is committed not to allow any disruption within the areas of the service previously provided by Sulligent, and will not allow General Electric’s request and the subsequent court approval of General Electric’s request to harm any of the individuals within the areas served by Sulligent.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated December 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paladin Holdings, Inc.

By:	/s/ Larry N. Lunan
Larry N. Lunan, President

Dated: December 21, 2007